Registration No.
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  FORM SB-2 / A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                  --------------------------------------------

                                 AMENDMENT NO. 1

                             ACTION INDUSTRIES, INC.
             (Exact name of Registrant as Specified in its Charter)

         GEORGIA                        5133                      11-3699388
(State or other jurisdiction      (Primary Standard)           (I.R.S. Employer
    of incorporation           Industrial Classification     Identification No.)
    or organization)                 Code Number)

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices, principal place of business and name, address and phone number of service agent)
                  --------------------------------------------

COPIES TO:        STEPHANIE PASSALAQUA        COPY TO: RICHARD W. JONES
                  8744 RIVERSIDE HOUSE PATH   115 PERIMETER CENTER PLACE
                  BREWERTON, NY 13029         STE. 170
                  (315) 703-9013              ATLANTA, GA 30346
                                              (770) 804-0500

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                                                  PROPOSED MAXIMUM
                                           AMOUNT TO       PROPOSED MAXIMUM          AGGREGATE         AMOUNT OF
   TITLE OF EACH CLASS OF SECURITIES          BE          OFFERING PRICE PER     OFFERING PRICE (1)   REGISTRATION
            TO BE REGISTERED              REGISTERED           UNIT(1)                                     FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share   1,000,000       $             .10      $          100,000        12.67
=========================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2006

                             PRELIMINARY PROSPECTUS

                             ACTION INDUSTRIES, INC.

                        1,000,000 SHARES OF COMMON STOCK

This is an initial public offering of up to 1,000,000 Shares of our common stock at a price of $.10 per Share (the "Shares").

Unless earlier terminated, this offering of our common stock will remain open until all Shares offered are sold or June 1, 2006, whichever is earlier. We may extend this offering in our discretion until September 1, 2006. We may terminate this offering at any time.

The Shares will be sold by our executive officers, but there is no assurance that any sales will be made. We will sell the Shares only to persons agreeing to purchase 100 Shares or more. We have the right to accept or reject any subscriptions for Shares offered hereby in whole or in part.

Prior to this offering, there has been no public market for the Shares, and it is possible that no such trading will commence for a substantial period of time after the close of this offering. The Company's common stock is not quoted on any national exchange. When trading commences it is contemplated that the Shares will be traded on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. The public offering price for the Shares will be $.10 per Share. The price for the Shares has been determined solely by us, and does not bear any direct relationship to our assets, operations, book or other established criteria of value.

      THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE
        SUBSTANTIAL DILUTION. YOU SHOULD CAREFULLY READ AND CONSIDER THE
            "RISK FACTORS," COMMENCING ON PAGE 4 FOR INFORMATION THAT
                 SHOULD BE CONSIDERED IN DETERMINING WHETHER TO
                           PURCHASE ANY OF THE SHARES.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
        COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED
              UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY
                        REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

==================================================================================================================
                                                              Underwriting Discounts             Proceeds to
                                    Price to Public             And Commissions (1)                Us (2)
                                  --------------------      ------------------------------     --------------
Per Share                         $              .10                                0                $100,000
Total - 1,000,000 Shares          $    100,000                                      0                $100,000
==================================================================================================================

(1) Our executive officers and directors are offering the Shares for sale, and no fees or commissions will be paid in connection with such sales. (2) Before deducting offering expenses payable by us estimated at $15,000.

                The date of this Prospectus is February 10, 2006

                                TABLE OF CONTENTS

                                                                     PAGE NO.
PART I

Prospectus Summary............................................................2

The Company...................................................................2

The Offering..................................................................2

Where You Can find More Information...........................................3

Forward Looking Statements....................................................3

Risk Factors..................................................................4

Use of Proceeds...............................................................9

Capitalization................................................................9

Dilution......................................................................10

Plan of Operation.............................................................10

Shareholders..................................................................10

Business Plan.................................................................11

Management....................................................................15

Principal Stockholders........................................................16

Certain Relationships and Related Transactions................................17

Plan of Distribution..........................................................17

Description of Capital Stock..................................................18

Certain Provisions in the By Laws.............................................19

Experts.......................................................................19

Legal Matters.................................................................19

Further Information...........................................................19

Financial Statements.........................................................F-1

PART II

Information Not Required in Prospectus........................................41

Signatures....................................................................43

Power of Attorney.............................................................44

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the sections titled "Risk Factors," "Management", and "Certain Transactions" and the financial statements and the notes relating to the financial statements.

                                   THE COMPANY

Action Industries, Inc. is a development stage provider of prepaid long distance calling cards and other telecommunications products. The Company will buy, directly and indirectly, blocks of long distance time from network switching and transport facilities of Tier 1 and Tier 2 long distance providers. The Company will re-market the time through prepaid phone cards, which permit the user to access local or toll free telephone connections through which the user makes computer assisted long distance calls to domestic and international destinations. Each prepaid card represents an account, and the toll charges for the calls made by the cardholder will be deducted against the account. The Company will purchase the cards and distribute them to retail customers through dispensing machines and through distributors.

Our growth strategy will be to identify and acquire other prepaid calling card providers, related businesses and other business opportunities. We have not signed any acquisition agreements at the current time and there is no guarantee that we will be able to complete acquisitions in the future. Pending the completion of an acquisition or acquisitions we will have limited assets and revenues, and we will be dependent on capital being raised and loans from affiliates.

HOW OUR COMPANY IS ORGANIZED

We were incorporated in the State of Georgia on December 4, 1995. The Company had no business operations until August 1, 2003, when it acquired assets and began the implementation of the business plan discussed herein.

WHERE YOU CAN FIND US

We are located at 8744 Riverside House Path, Brewerton, New York 13029. Our telephone number is 315-703-9013. Our facsimile number is 315-451-3964.

                                  THE OFFERING

Shares  Offered . . . . . . . . . . . . . . . . .    1,000,000 shares of common stock, par value $.001 per Share
.. . . . . . . . . . . . . . . . . . .
Price Per Share . . . . . . . . . . . . . . . . .   $.10
.. . . . . . . . . . . . . . . . . . .
Shares Currently Outstanding . . . . . . . . . .    10,800,000
.. . . . . . . . . . . . . .
 Use of Proceeds . . . . . . . . . . . . . . . .    We  plan  to use the proceeds from this
                                                    offering for the following purposes:
                                                    --  Sales Expenses
                                                    --  Offering Expenses
                                                    --   Working   capital   and
                                                    general  corporate  purposes
                                                    See "Use of Proceeds".
Proposed Symbol for Common Stock
   on the OTC Bulletin Board (1) . . . . . . . . .  ACTION

 (1) We plan to apply for quotation of the common stock on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. ("NASD"); however, there can be no assurance that the common stock will be approved for quotation or that the we will be able to meet the requirements for quotation, that a public trading market will develop or that if such market develops, it will be sustained. See "Risk Factors".

DEVELOPMENT STAGE

We are a development stage company and we have received minor revenues during the early stage of implementing our business plan. Early funds were raised principally through the sale of common stock in private placements. Expenditures for our overhead have been kept as low as possible to enable development of our business plan.

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.
      NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH DIFFERENT INFORMATION.

 THE SECURITIES ARE NOT BEING OFFERED IN ANY JURISDICTION WHERE THE OFFER IS NOT
                                   PERMITTED.

 YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS
        SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE
                            FRONT OF SUCH DOCUMENTS.

                       WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form SB-2 that we filed with the Securities and Exchange Commission with respect to the Shares of common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedule filed therewith. For further information about us and the Shares offered by this prospectus, reference is made to the registration statement and the accompanying exhibits and schedules. A copy of the registration statement and the associated exhibits and schedules may be inspected without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such office upon the payment of the fees prescribed by the SEC.

Please call the SEC at 1-800-SEC-0330 for further information about its public reference room. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. The address of the website is http://www.sec.gov. Our registration statement and the exhibits and schedules we filed electronically with the SEC are available on this site.

As of the date of this prospectus, we will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we will file reports and other information with the SEC. Such reports and other information can be inspected and/or obtained at the locations and website set forth above.

                           FORWARD LOOKING STATEMENTS

This prospectus includes "forward-looking statements". These statements involve known and unknown risks, uncertainties and other factors which could cause actual results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements not to occur or be realized. Such forward-looking statements generally are based upon our best estimates of future results, performance or achievement, based upon current conditions, and the most recent results of operations. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. Potential risks and uncertainties include among other things, such factors as:

         - the overall growth of prepaid calling card sales, - the market acceptance of prepaid calling cards and the success of our distribution channels; - the competitive environment within the long distance calling industry, - our ability to maintain or increase our market Share of long distance services; - unforeseen operational difficulties and financial losses, - the other factors and information disclosed and discussed under "Risk Factors" and in other sections of this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, we do not assume responsibility for the accuracy and completeness of the forward-looking statements after the date of this prospectus.

                                  RISK FACTORS

The Shares offered in this prospectus are speculative and involve a high degree of risk. Only those persons able to lose their entire investment should purchase any of the Shares. Prior to making an investment decision, you should carefully read this prospectus and consider, along with other matters referred to herein, the following risk factors.

WE WILL FACE RISKS ENCOUNTERED BY SMALL CAP COMPANIES AND MAY BE UNSUCCESSFUL IN ADDRESSING THESE RISKS

We will face risks frequently encountered by small cap companies in new and rapidly evolving markets, including the market for long distance services. We may not succeed in addressing these risks, and our business strategy may not be successful. These risks include uncertainties about our ability to:

         - attract a larger number of consumers for our services; - sell prepaid calling cards; - manage our operations; - adapt to potential decreases in competitors long distance rates; - successfully introduce new products; - develop new, strategic relationships and alliances; - attract, retain and motivate qualified personnel; and - successful business acquisitions.

OUR QUARTERLY OPERATING RESULTS ARE UNCERTAIN AND MAY FLUCTUATE SIGNIFICANTLY, WHICH COULD NEGATIVELY AFFECT THE VALUE OF YOUR INVESTMENT

Our quarterly results of operations are likely to vary significantly from quarter to quarter. A number of factors are likely to cause these variations, some of which are outside our control. These factors include:

         - changes in revenue levels resulting from the seasonal buying and use cycles of individual and commercial subscribers; - changes in advertising and marketing costs that we incur to attract purchasers; - changes in our pricing policies, the pricing policies of our competitors or the pricing policies for telecommunications companies generally; - the introduction of new products and services by us or by our competitors; - interruptions in service.

We believe that our revenues, if any, will be subject to seasonal fluctuations as a result of general patterns of use that are typically higher during the fourth calendar quarter. In addition, expenditures by consumers and business tend to be cyclical, reflecting overall economic conditions and consumer buying patterns. Consequently, our results of operations could be harmed by a downturn in the general economy or a shift in consumer buying patterns.

WE FACE INTENSE COMPETITION FROM MARKETING-FOCUSED COMPANIES FOR CUSTOMERS AND MAY BE UNABLE TO COMPETE SUCCESSFULLY

We may be unable to compete successfully with current or future competitors. We face intense competition from many companies, to provide prepaid calling cards.

Many of our competitors, as well as a number of potential new competitors, have greater name recognition, and significantly greater financial, technical and marketing resources than us. These advantages may allow them to respond more quickly and effectively to new or emerging technologies and service demands. It may also allow them to engage in more extensive research and development, undertake farther-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees, strategic partners and advertisers.

WE WILL HAVE BROAD DISCRETION IN THE USE OF THE NET PROCEEDS FROM THIS OFFERING, AND THERE IS A RISK THAT WE MIGHT USE THEM INEFFECTIVELY

We will have broad discretion over how we use the net offering proceeds received in this offering, and we could spend the proceeds in ways with which you might not agree. We cannot assure you that we will use these proceeds effectively. We plan to use the proceeds from this offering for marketing and working capital and general corporate purposes. We have not definitively determined how we will allocate proceeds among these uses. Our business strategy includes possible growth through acquisitions, and we may use a portion of the offering proceeds to buy businesses we have not yet identified. See "Use of Proceeds."

THE PRICE OF OUR COMMON STOCK AFTER THIS OFFERING IS LIKELY TO BE VOLATILE AND MAY FALL BELOW THE INITIAL PUBLIC OFFERING PRICE

The stock market has experienced significant price and volume fluctuations, and the market prices of securities of telecommunication companies have been particularly volatile. Investors may be unable to resell their Shares at or above the initial public offering price. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. A securities class action lawsuit against us could result in substantial costs and a diversion of management's attention and resources.

EXISTING SHAREHOLDERS WILL BE ABLE TO EXERCISE CONTROL OF OUR COMMON STOCK AND MAY MAKE DECISIONS THAT ARE NOT IN THE BEST INTERESTS OF ALL SHAREHOLDERS

Control of a large amount of our common stock by a small number of shareholders could have an adverse effect on the market price of our common stock. At the completion of this offering, assuming all the shares offered in this offering are sold, three Shareholders will beneficially own approximately 67% of the outstanding Shares of our common stock.

NO ASSURANCE OF PROFITABILITY

We may experience operating losses as we develop and implement our business plan. As a result, we may not be able achieve or maintain profitability.

VOLATILITY OF STOCK PRICES

The market for common stock is highly volatile. The trading price of common stock could be subject to wide fluctuations in response to, among other things:

         - quarterly variations in operating and financial results,
         - announcements of technological innovations or new products by us or our competitors, - changes in prices of our products and services or our competitors' products and services, - changes in our revenue and revenue growth rates, and

Statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to the market in which we do business or relating to us could result in an immediate and adverse effect on the market price of the common stock. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the common stock.

DEPENDENCE ON RETAILERS, DISTRIBUTORS AND SALES REPRESENTATIVES MAY ADVERSELY AFFECT SALES AND CASH FLOWS

Our distributor customers will not be contractually required to make future purchases of our products and could discontinue carrying or purchasing our products, at any time and for any reason. Distributors generally are in a strong position to negotiate favorable terms of sale, including price discounts. Further, resellers may give higher priority to products other than ours, thus reducing their efforts to sell our products

RISKS ASSOCIATED WITH POTENTIAL ACQUISITIONS

As part of our business strategy, we may make acquisitions of, or investments in, companies, businesses, products or technologies. Any such future acquisitions would be accompanied by the risks commonly encountered in such acquisitions. Those risks include, among other things:

         - the difficulty of assimilating the operations and personnel of the acquired companies, - the potential disruption of our business or business plan, - the diversion of resources from our existing businesses, and products, - the inability of management to integrate acquired businesses or assets into our business plan, and - additional expense associated with acquisitions.

There can be no assurance we would be successful in overcoming these risks or any other problems encountered with such acquisitions, and our inability to overcome such risks could have a material adverse effect on our business, financial condition and results of operations.

NO DIVIDENDS

We have never paid any cash dividends on the common stock and we do not anticipate paying any dividends in the foreseeable future.

POSSIBLE ISSUANCE OF ADDITIONAL SHARES WITHOUT STOCKHOLDER APPROVAL COULD DILUTE STOCKHOLDERS

As of the date of this prospectus, we have an aggregate of 10,800,000 Shares of common stock outstanding. Although there are currently no other material plans, agreements, commitments or undertakings with respect to the issuance of additional Shares of common stock or securities convertible into any such Shares, any Shares issued would further dilute the percentage ownership of our common stock held by our stockholders.

RESTRICTED SHARES

All of the 10,800,000 outstanding Shares of our common stock are restricted, which means that they may only be sold under certain conditions. If a large number of such restricted Shares are sold, it may reduce the value of your Shares.

DETERMINATION OF OFFERING PRICE

No investment banker, appraiser or other independent third party has been consulted concerning this offering or the fairness of the offering price of the Shares. We have arbitrarily determined the offering price and other terms relative to the Shares offered. The offering price may not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, since we do not have a professional underwriter, we may not be able to sell Shares as quickly and we may not be able to sell as many Shares. There is no assurance that we will be able to sell any Shares.

PENNY STOCK REGULATION

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Prior to a transaction in a penny stock, a broker-dealer is required to:

         - deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market;
         - provide the customer with current bid and offer quotations for the penny stock; - explain the compensation of the broker-dealer and its salesperson in the transaction;
         - provide monthly account statements showing the market value of each penny stock held in the customer's account; and
         - make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. We expect our Shares to be subject to the penny stock rules and as such investors may find it more difficult to sell their Shares.

INABILITY TO ATTRACT MARKET MAKERS

There is currently no public trading market for the Shares, and the Company is not currently a reporting Company with the United States Securities and Exchange Commission. The development of a public trading market depends not only on the existence of willing buyers and sellers, but also on market makers. Following the completion of this offering it is contemplated that the Company will become a reporting company with the SEC, and certain broker-dealers may become market makers for the Shares. Under these circumstances, the market bid and asked prices for the Shares may be significantly influenced by decisions of the market makers to buy or sell the Shares for their own account, which may be critical for the establishment and maintenance of a liquid public market in the Shares. Market makers are not required to maintain a continuous two-sided market and are free to withdraw firm quotations at any time. We currently have no market makers. No assurance can be given that any market makers will be obtained by the Company, and if such market makers are not obtained it could have an adverse consequence on the market price of the Shares.

WE DO NOT KNOW IF THERE IS A SUBSTANTIAL DEMAND FOR OUR PREPAID LONG DISTANCE SERVICES

There is no proven acceptance by the consumer at this time of our prepaid long distance services. We have not engaged in substantial active market research of our proposed products and services. We do not know if there is sufficient demand for these services.

WE WILL DEPEND ON OTHER COMPANIES FOR OUR LONG DISTANCE SERVICES.

We do not own a long distance network. Therefore, we will be dependent on others for the supply of long distance minutes. Additionally, we do not currently have long-term contracts with suppliers for the purchase and delivery of such minutes. Failure to obtain service from a long distance provider could result in significant delivery delays, thereby adversely affecting our anticipated marketing efforts, customer relations, revenues and profitability. Our relationships with our customers could be adversely affected by failures in the networks and services of third party providers. There is no assurance we will be able to obtain the long distance minutes and services from third party providers or that we will be able to obtain such services at a bulk rate that makes our business plan viable. Also, termination or impairment of our relationship with key suppliers could adversely affect our revenues and results of operations.

NEW AND IMPROVED SERVICE

Our success and ability to increase our revenues depends upon our ability to deliver telecommunication services which, in turn, depends on our ability to integrate new and emerging technologies in order to provide new services to our customers.

OUR  PROPOSED  OPERATIONS  WOULD  SUFFER  IF COSTS  FOR LONG  DISTANCE  SERVICES
INCREASE

Our proposed business will rely upon low cost access to long distance services. Should the cost of such services become subject to additional taxes, tariffs, user fees or other costs, our anticipated profit margins may deteriorate. This occurrence would have a material adverse effect on our ability to operate profitably, or at all.

OUR PROPOSED OPERATIONS WOULD SUFFER IF CHARGES FOR TRADITIONAL LONG DISTANCE TELEPHONE SERVICE DECLINE

We intend for our rates for long distance telephone calls to generally be less than the telephone charges for the same long-distance service that the customer would pay to a primary seller of such services. Our ability to undersell such primary seller arises as a result of our proposed bulk purchases. We believe our lower rates will be one of the most important factors in our ability to attract and retain customers. Therefore, narrowing of the differential between the rates charged to our customers and the cost of long distance telecommunications services provided by competitors or traditional long distance carrier's customers would have a significant adverse effect on us.

FIRST PUBLIC FINANCING

The successful completion of this offering will be directly dependent upon our ability, including our officers and directors, to structure the offering, manage the offering process, and sell our common stock. This offering is the first public offering that we have participated in, and there is a risk that we may be ineffective in managing the sales process. As a consequence, the amount of funds we raise could be less than a more experienced management team or broker dealer might raise. The less we raise in this offering, the less able we will be to respond to unanticipated increases in expenses or decreases in anticipated revenues, and the greater the risk that we will be required to raise additional capital or to seek alternative means of funding.

WE MAY NEED ADDITIONAL CAPITAL IN THE FUTURE AND ADDITIONAL FINANCING MAY NOT BE AVAILABLE.

We currently anticipate that our available cash resources combined with the net proceeds from this offering will be sufficient to meet our anticipated working capital and capital expenditure requirements for at least the next 12 months. We may need to raise additional capital, however, to fund more rapid expansion, to develop new and to enhance existing services to respond to competitive pressure, and to acquire complementary business or develop products.

If we raise additional funds through further issuances of equity or convertible debt securities, the percentage ownership of our current stockholders will be reduced and holders of those new securities may have rights, preferences and privileges senior to those of our current Shareholders, including Shareholders purchasing Shares in this offering.

In addition, we may not be able to obtain additional financing on terms favorable to us, if at all. If adequate funds are not available or are not available on terms favorable to us, our business, results of operations and financial condition could be adversely affected.

YOU WILL INCUR IMMEDIATE AND SUSBSTANTIAL DILUTION UPON COMPLETION OF THIS PUBLIC OFFERING

The initial public offering price of our common stock is higher than the book value per Share of our outstanding common stock. Accordingly, you will suffer an immediate and substantial dilution in net tangible book value per Share of the common stock from the initial public offering price in the amount of $.0903 per Share (based upon an assumed initial offering price of $0.10 per Share), assuming the sale of all the Shares offered in this offering. You will experience additional dilution if fewer than all the Shares offered herby are sold. (See "Dilution")

FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE

After this offering, we will have 11,800,000 Shares of common stock outstanding, assuming the sale of all the Shares offered hereunder. Sales of a substantial number of Shares of common stock in the public market following this offering could adversely affect the market price of our common stock. All the Shares sold in this offering will be freely tradable.

WE FACE RISKS ASSOCIATED WITH GOVERNMENTAL REGULATION OF THE LONG DISTANCE AND TELECOMMUNICATIONS INDUSTRY

Our prepaid long distance business is subject to the rules and regulations of various federal, state and local regulatory agencies. Regulatory and legal requirements are subject to change and may become more restrictive, making our compliance more difficult or expensive or otherwise restricting our ability to conduct our business as we plan. Changes in these regulatory and legal requirements could adversely impact our financial performance.

BECAUSE WE HAVE LIMITED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUISNESS FAILURE.

We were incorporated on December 4, 1995, but the Company had no business operations until August 1, 2003. To date we have been involved primarily in organizational activities, including developing our business plan. We have incurred total losses of $4,289.00 as of September 30, 2005. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, there is no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.


                                 USE OF PROCEEDS

The net proceeds to us from the sale of the common stock (after deducting offering expenses) are expected to be approximately $100,000 if all the Shares offered in this offering are sold, however there is no assurance that all the Shares will be sold. These proceeds will be used to pay for the cost of this offering, marketing expenses, and for general corporate purposes to fund our business plan as described more specifically herein.

The net proceeds from this offering, together with internally generated funds, are expected to be adequate to fund our working capital needs for the next 12 months. See "Plan of Operation". There can be no assurance that such funds will be sufficient to fund our operations for 12 months. If not, we could be forced to seek additional funding. There is no assurance we could obtain such funding. (See "Risk Factors".) Pending use of the proceeds from this offering as set forth above, we may invest all or a portion of such proceeds in marketable securities, short-term, interest-bearing securities, U.S. Government securities, money market investments and short-terms, interest-bearing deposits in banks.

                                 CAPITALIZATION

The following table sets forth our capitalization at September 30, 2005, and as adjusted to show the sale of the maximum number of 1,000,000 Shares of common stock offered hereby at a public offering price of $0.10 per Share, including the application of the net proceeds of such sale, as described in "Use of Proceeds". See "Description of Capital Stock".

                                                                         September 30, 2005 (unaudited)
                                                                     ------------------------------------
                                                                          Actual          As Adjusted(1)

Liabilities:
     Accounts Payable                                                     $ 431                $ 431
     Commission Payable                                                   $ 132                $ 132
     Stockholders' Equity:
     Common Stock $.001 par value per Share;
     100,000,000 Shares authorized; 10,800,000
     Shares issued and outstanding; 11,800,000 Shares
     Issued and outstanding, as adjusted (assuming
     the maximum number of Shares are sold) ......................    $  10,800          $    11,800
     Paid-In Capital. ............................................    $  12,150          $   111,150
Retain earnings ..................................................      ( 8,116)            ( 8,116)
                                                                        --------            --------

Total Stockholders' Equity                                               $ 14,834            $ 114,834
                                                                     ============       ==============

                                    DILUTION

Our net tangible book value at September 30, 2005 is $14,834 or $.0014 per Share of common stock. Net tangible book value per Share represents the amount of total tangible assets less liabilities, divided by 10,800,000 the number of Shares of common stock outstanding at September 30, 2005. See "Description of Capital Stock". After giving effect to the sale of 1,000,000 Shares (assuming that the maximum number of Shares offered hereby are sold), the as adjusted net tangible book value at September 30, 2005 would be 114,834 or $.0097 per Share. "Dilution" means the difference between the public offering price and the pro-forma net tangible book value per share after giving effect to the offering, assuming that the maximum number of shares offered hereby in the officering are sold. The following table illustrates this per Share dilution:

                                                                                                Maximum (2)
                                                                                          ------------------------
Public offering per Share of Common Stock Offered
                  hereby(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          $.10
    Net tangible book value per Share before offering . . . . . . . . . . . . . . .            .0014
    Increase per Share attributable to new investors . . . . . . . . . . . . . . . .           .0083
                                                                                               =====
    As adjusted net tangible book value per Share after offering. . . . . . . . . .                           .0097
                                                                                                              -----

Dilution per Share to new investors . . . . . . . . . . . . . . . . . . . . . . . .                           .0903
                                                                                                              =====

-----------------------
(1)Assumes an offering price of $.10 per Share, before deduction of offering expenses.
(2) Assumes the sale of all the Shares offered hereby.


                                  SHAREHOLDERS

As of the date of this Prospectus, the following table sets forth the percentage of equity to be purchased by public investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by our present stockholders.

                                            APPROX. % APPROX. %
       PUBLIC              SHARES         TOTAL SHARES             TOTAL                 TOTAL
     STOCKHOLDER         PURCHASED         OUTSTANDING         CONSIDERATION         CONSIDERATION
     -----------         ---------         -----------         -------------         -------------

New Investors             1,000,000           8.5%                $100,000                81%

Existing
Shareholders             10,800,000           91.5%               $ 22,950                 19%
                         ----------           -----               --------           -------------

TOTALS                   11,800,000           100%                $122,950                    100%
                         ==========           ====                ========        ================



                                PLAN OF OPERATION

The Company was incorporated in December 1995, but it had no operations prior to December 31, 2003. In the nine months ending September 30, 2005, we have incurred operating losses relating primarily to development and general administrative costs. During the quarter ended September 30, 2005, we posted a loss of $278. Our main focus during the quarter ended September 30, 2005 was to develop and begin the implementation of our business plan. Our plan of operation for the twelve months following the date of this prospectus is to identify distributors for our prepaid calling cards, and to begin the process of delivering the cards for sale through vending machines, retailers and stand alone promotions. In addition, the Company will try to identify other telecommunication companies with compatible products for acquisition or joint ventures.

As of September 30, 2005 we had total assets of $15,397, including cash of $6,766. Our liabilities at that time were only $563. We are operating at the current time in a manner designed to reduce expenses and maintain our cash reserves. All salaries have been postponed and we are sharing space with other companies in order to reduce or eliminate our rent expense. As a result, we expect our total expenses over the next twelve months to be approximately $75,000. These expenses will consist primarily of the cost of calling cards and marketing expenses. We expect to raise sufficient funds in this offering to cover our costs for the next twelve months, but there are no assurances that sufficient funds will be raised through this offering (see "Risk Factors"). The offering will be conducted by the executive officers of the Company, and no underwriter has been engaged to assist with the offering.

In the event that we do not raise sufficient funds in this offering or if we do not have sufficient earnings to fund our operations over the next twelve months we will need to seek additional funding. We currently do not have specific plans of how we will obtain such funding; however, we anticipate that such funding will be in the form of short term loans from our directors or other third parties. We do not have any plans in place for any future equity financing other than this offering. If we are unable to raise the required financing we will be delayed in implementing our business plan.

RESULTS OF OPERATIONS FOR THE PERIOD ENDING SEPTEMBER 30, 2005

For the nine month period from January, 2005 to September 30, 2005, we earned revenues of $640 and for the three month period ending September 30, 2005 we earned revenues of $640. In the period subsequent to September 30, 2005, we did earn minimum sales revenues, but we do not expect to earn significant revenues until we enter into contracts for the distribution of our calling cards, and deliver the calling cards to distributors for sale.

For the nine month period ending September 30, 2005 we incurred operating expenses in the amount of $4,465 and for the three month period ending September 30, 205, we had operating expenses of $454.00. These operating expenses were comprised of general and administrative expenses and Depreciation Expenses.


                                  BUSINESS PLAN

THE COMPANY

Action Industries, Inc. was incorporated as a Georgia corporation in December, 1995, but it had no activity prior to August, 2003. The Company has developed a business plan to become a provider of prepaid telecommunications products and services in North America. We will purchase long distance minutes from the owners of a prepaid phone card switching platform and then we will sell the minutes to consumers who will be authorized to access the network and its features for the number of minutes purchased. We plan to offer convenient, easy-to-use and cost effective telecommunications solutions to individuals and small businesses primarily through the Action Industries phone card. These cards will be marketed under the brand name "Talk the Talk." The Talk the Talk card will provide consumers with a single point of access to prepaid telecommunications services and a fixed rate charge per minute regardless of the time of day or, in the case of domestic calls, the distance of the call. The Company's services will include domestic calling, international long distance calling, as well as enhanced features, such as speed dial, message delivery, sequential calling, conference calling, content delivery, and voice and fax mailboxes. The Talk the Talk card may be recharged with a major credit card by calling the Company's customer service department or, in select retail locations, at the point of sale, allowing the user to add minutes as needed.

The Company's primary marketing and distribution focus will be to target individuals in small businesses through local, regional and national retailers, including convenience stores, drug stores, supermarkets, food warehouse clubs, check cashing stores, gas stations, and discount stores. The product delivery system will be an automatic card dispensing machine, which allows purchases at the point of sale. The card dispensing equipment will be located in each store in close proximity to other types of vending machines.

INDUSTRY OVERVIEW

Major long distance providers such as AT&T, MCI, and Sprint dominate the nearly $100 billion US long distance industry. With the advent of new carriers in the changing market for telecommunications services the Company feels there is an opportunity for alternative long distance and telecommunications providers, including prepaid calling card sales. The Company believes that the affordable pricing, convenience and enhanced features of prepaid calling cards will attract price sensitive consumers, business travelers, international callers and other users of long distance services.

PRODUCTS AND TELECOMMUNICATIONS SERVICES

Prepaid calling card services. The Talk the Talk card will provide consumers with a single point of access to convenient, easy to use, cost-effective, telecommunications products and services at a fixed rate charge per minute or in the case of domestic calls, the distance of the call. The Talk the Talk card will enable consumers to place local, long distance and international calls from virtually any touch-tone phone, without the need for coins, operator assistance, collect or other third party billed calls. Consumers can use the Talk the Talk card to place international long distance calls from the US to more than 200 countries at rates that are generally lower than the standard plan rates currently charged by AT&T, MCI and Sprint or the rate charged for a direct call from a payphone or hotel room. A connection through the Talk the Talk platform also will cost less than a typical operator assisted connection or a collect call. Consumers can also utilize the Talk the Talk card to make international calls to the United States from more than 30 foreign countries.

Consumers will access the services of the Talk the Talk card by dialing a toll-free number and entering a PIN printed on the back of the card. The system will explain the service on a user's first call and guides callers through all of the card's features. Prior to any call being processed, the system will inform the caller of the time remaining on the card. The consumer will also be notified when there are five minutes and again when there are two minutes of calling time remaining on the Talk the Talk card. Time spent on a call or using the enhanced features will be automatically deducted from the remaining time on the card or billed to a preauthorized corporate account.

Consumers will have the option of accessing the following services:

Speed Dial. Consumers can create their own personal speed dial directory which can then be accessed each time the consumer uses the PIN on which directory has been created. This feature permits consumers to place calls to any of nine frequently dialed numbers by pressing two buttons. Talk the Talk will provide a first-time user of a particular PIN with a limited amount of free time to set up their personal speed dial directory. The personal speed dial directory created by the consumer is inaccessible to the consumer once all of the prepaid minutes on the Talk the Talk card associated with the directory have been utilized. Management believes that the speed dial feature increases the likelihood that consumers will recharge their cards in order to retain their personal speed dial directory.

Message Delivery. Consumers can record a message for the recipient of a call if the recipient does not answer or if the line is busy. Talk the Talk's system will make multiple attempts to deliver the message over a period of six hours and then notify the consumer the next time the consumer accesses Talk the Talk's system whether the message was delivered and, if so, the time at which it was delivered.

Sequential Calling. Consumers can make additional calls without exiting the platform and entering it again. Management believes that this feature encourages customers to place multiple phone calls each time they use their Talk the Talk cards.

Conference Calling. Consumers can initiate conference calls from virtually any touch-tone phone by adding a third party to the call. The conference-calling feature is automated and does not require operator assistance. Voice prompts assist the consumer through the procedure to establish the conference call. A consumer using the conference-calling feature will deduct time on two outbound calls, therefore leveraging the revenues to the Company.

Content Delivery. Consumers will be able to access headline news, sports updates and other information updates, provided by Talk the Talk through a digital feed from on-line service suppliers. These services are frequently updated, and the information is accessible by a series of means presented to the consumer via voice prompts. Information is first presented in a general format, with the consumer then being given the option to retrieve more detailed information of the topic selected.

Voice and Fax Mailboxes. The Talk the Talk card will provide consumers a secure, personalized voice mailbox on selected cards which allows them to receive, retrieve, save and delete voice mail messages from virtually any touchtone phone. Talk the Talk also offers consumers fax mailbox capability on selected cards which allows consumers to receive, store and retrieve facsimile transmissions at any time by forwarding the faxed information to any facsimile machine or personal computer in the US and certain other countries. The fax mailbox provides consumers with the convenience of controlling the time and location of receipt of facsimile transmissions, enhancing the consumer's ability to receive confidential facsimile's and receive facsimiles at multiple or changing locations. Each time the consumer accesses his or her Talk the Talk card, the consumer will be notified if there are any new voice mail messages or facsimiles. The consumer also will have the ability to elect to be notified of waiting facsimiles.

Online Recharge. The online recharge feature of the Talk the Talk card allows consumers to increase the number of minutes available on the Talk the Talk card without purchasing a new Talk the Talk card by using a major credit card, at rates up to $.35 per minute. Online recharge is designed to enable Talk the Talk to make direct sales to consumers to provide incentives to retailers to maintain Talk the Talk as the exclusive supplier to the retailer and to create brand loyalty. With respect to recharge sales, Talk the Talk continues to offer volume discounts, whereby consumers from time to time receive "free minutes" when recharging for the maximum time permitted and utilizes online advertising, in which a consumer is prompted to recharge his or her card. The Talk the Talk card may also be recharged with a major credit card by calling Talk the Talk's consumer service department or, in select retail locations as point-of-sale, allowing the user to add minutes as needed.

MARKETING AND DISTRIBUTION

The Company will market it services through three primary methods; one, vending and cash machines, two, sales to retailers, and three, stand alone promotions.

GROWTH PLAN

The Company plans to grow through the  development  of its prepaid  calling card
business,    through   joint   ventures   and   through   the   acquisition   of
telecommunications and other businesses.

INTELLECTUAL PROPERTY

We regard our copyrights, service marks, trademarks, trade secrets, proprietary technology and similar intellectual property as critical to our success, and we rely on trademark and copyright law, trade secret protection and confidentiality and license agreements with our employees, customers, independent contractors, partners and others to protect our intellectual property rights.

EMPLOYEES

As of September 30, 2005, we had a total of 2 employees, consisting of the Company President and Vice President, Stephanie Passalaqua and Inna Sheveleva. Ms. Passalaqua and Ms. Sheveleva will devote only a portion of their time to the affairs of the Company.

FACILITIES

We are currently using the offices of Stephanie Passalaqua, who is President of the Company, at no cost to us. Such arrangement is expected to continue until the Company implements its business plan and achieves profitability.

INDUSTRY OVERVIEW

The market for prepaid calling cards has grown significantly in the past decade. Its growth in the United States represents a recent phenomenon, but in Europe and Asia calling cards have been used for over 20 years. Presently, prepaid calling cards are being offered in over 140 countries. Industry sources estimate that the total revenues from prepaid phone cards is in excess of $20 billion annually worldwide. The North American market is a late participant.

The prepaid phone card market in the United States developed when small long distance consolidators and resellers purchased large blocks of long distance minutes from major carriers at deep discounts from the commercial rates. The minutes were then repackaged and sold in small blocks through the cards. The cards gradually became accepted for small businesses to control costs and simplifying business record keeping. The cards also provided business travelers with convenience and enhanced features at affordable prices. Prepaid phone cards are a reliable, convenient, and cost-effective alternative to coin-operated calling, collect calling, operator assisted calls and credit card calling. The major long distance carriers eventually recognized the breadth of the market, and carriers such as AT&T, MCI/WorldCom and Sprint have committed significant resources to the prepaid calling card market. In addition, several of the emerging carriers and switchless wholesalers have grown into major industry players including IDT Corp., RSL Communications, Ursus Telecom Corporation, and ValuComm Communications.

CURRENT SERVICES AND PRODUCTS IN PREPAID PHONE CARDS

The Company's principal business will be the marketing and distribution of long distance calling cards for domestic calls and calls originating in the U.S. and terminating in selected countries. The Company will negotiate the purchase of minutes from the owners of a prepaid phone card switching platform on a discounted rate basis and then divide the block of minutes into discrete packages of minutes of long distance service tied to printed phone cards which are given an account designation identified by a PIN number. The cards will be sold to distributors who place the cards in retail locations. The cards will be sold for $5, $10, or $20 to retail customers. The discount from face value at which cards are bought and sold by the participants in the distribution chain varies depending upon the carrier and the features of the card, such as local versus toll free dial-up access, or the rates and geographic regions for which the card can be used.

Swiped like a credit card, the prepaid phone card easily fits into a standard wallet. Generally, the front face denotes the denomination of the card. The back of the card contains a scratch-off surface covering the card number and personal identification number (a "PIN"). Most domestic prepaid cards utilize remote memory technology, which permits users to place local, long distance and international calls from any touch-tone phone by dialing a toll-free or local access number to connect to a prepaid phone card switching platform. After being prompted to enter a PIN, the caller is advised of the value remaining on the card and is prompted to enter the telephone number to be called. The call is then routed to its destination. The per-minute charges for the call are automatically deducted from the prepaid account corresponding to the PIN as the call progresses.


Prepaid phone cards are distributed through a network of retail outlets, including convenience stores, newsstands, grocery stores, gas stations, and discount stores. Although prepaid phone card products are also sold through vending machines and, more recently, over Internet websites, the vast majority of phone card sales are still made through retail outlets.

COMPETITION

The  prepaid  phone  card  business  is  extremely   fragmented  and  very  cost
competitive. Many of the Company's existing and potential competitors have financial, personnel, marketing, customer bases and other resources significantly greater than ours. As a result, they may be able to grow faster and more profitably. The Company believes that consolidation in the telecommunications industry will increase competition.

The marketing and pricing activities of major competitors, such a AT&T, MCI/WorldCom and Sprint significantly influence the industry. The Company believes that AT&T, MCI/WorldCom and Sprint historically have chosen not to concentrate their direct sales efforts on small and medium sized businesses and specialized niche markets, but these carriers still control about 85% of the total U.S. long distance market. AT&T, MCI/WorldCom and Sprint have also introduced new service and pricing options that are attractive to smaller commercial users, and they may market to these customers more aggressively in the future. AT&T and, as an interim measure, the structurally separate interexchange affiliates of the seven regional Bell operating companies (RBOC") have recently been reclassified as non-dominant carriers and, can now meet competition by modifying rates and service offerings without pricing constraints or extended waiting periods. These reclassifications may make it more difficult for the Company to compete for long distance customers. In addition, many large regional long distance carriers and new entrants in the industry will compete directly with the Company by concentrating their marketing and direct sales efforts on small to medium sized commercial users and to certain niche markets. These activities include national advertising campaigns and telemarketing programs.

Regulatory trends have had, and may continue to have, a significant impact on competition in the telecommunications industry. RBOC's can now provide, and are providing or have announced their intention to provide, long distance service originating (or in the case of "800" service, terminating) outside their local service areas or offered with other services, such a wireless services. Following an application of the Federal Communications Commission finds that an RBOC faces facilities-based competition and has satisfied a congressionally mandated "competitive checklist" of interconnection and access obligations, an RBOC can provide long distance service within its local service area. The entry of these well-capitalized and well-known entities into the long distance service market could significantly change the competitive environment in which the Company operates.

Incumbent local exchange carriers, or "ILECs," are companies historically providing local telephone service. The Telecommunications Act also seeks to facilitate local telecommunications competition by requiring ILECs, among other things, to allow end users to retain their telephone numbers when changing service providers and to place short-haul toll calls without dialing long access codes. In response to these regulatory changes, MCI/WorldCom and AT&T are entering the local telecommunications market.

In addition, federal and state regulators are likely to provide ILECs with increased pricing flexibility for their services as competition in the local market increases. If regulators allow ILECs to lower their rates substantially, provide excess volume and term discount pricing, charge excessive fees for network interconnection or access to unbundled network elements, or refuse resale services at wholesale rates, the Company could lose its ability to competitively provide local service.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following persons are our current executive officers, directors and director nominees:

        NAME                                POSITION                      AGE
 ------------------                  ----------------------           ----------
                                                                          27
Stephanie Passalaqua           President, Chief Executive Officer
                                          and Director
                                                                          58
   Inna Sheveleva                Secretary, Principal Financial
                                      Officer and Director


Our officers and directors are elected for a term of one year or until their successor is elected. Set forth below is a brief description of the background of our officers and directors.

Our Board of Directors is elected annually by our stockholders. Ms. Passalaqua and Ms. Sheveleva have served as directors of the Company since August, 2003. Directors receive no cash compensation for their services to us as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

The following sets forth certain information concerning the Company's officers and directors.

Stephanie Passalaqua is President and a director of the Company. She has held that position since March, 2005. Ms. Passalaqua also serves as a director of SoTech, Inc., a company with no current business activities, which will seek a combination with an operating company. In May, 2004 Ms. Passalaqua received an associate in applied science degree from Onondaga Community College, located in Onondaga, New York.

Inna Sheveleva has been the Secretary, Principal Financial Officer and a Director of the Company since 2003. Ms. Sheveleva attended The College of Arts located in Moscow, Russia where she received a Bachelor of Arts Degree in Drama. She also earned a Masters Degree in Drama from 1980 - 1982. She co-produced and performed in a children's program that was televised throughout the Soviet Union. Ms. Sheveleva immigrated to the United States and since 1998 she has owned and operated Sheveleva Upholstery and Seamstery, a sole proprietorship.

EXECUTIVE COMPENSATION

To date, our executive officers and our directors have neither received nor accrued a salary. Instead our officers and directors have elected to receive compensation only after the Company has implemented its business plan and achieved profitability. At that time the compensation to be paid to the executives and the directors will be determined by the Board of Directors. The Company currently has no employment agreements, stock option plans or other type of employee benefit plans.

PERSONAL LIABILITY AND INDEMNIFICATION OF DIRECTORS

Our Bylaws contain provisions in accordance with the Georgia Corporate Code which reduce the potential personal liability of directors for certain monetary damages and provide for indemnification of directors and other persons. We are unaware of any pending or threatened litigation against us or our directors that would result in any liability for which our directors would seek indemnification or similar protection at this time.

Such indemnification provisions are intended to increase the protection provided directors and, thus, increase our ability to attract and retain qualified persons to serve as directors. Because directors liability insurance is only available at considerable cost and with low dollar limits of coverage and broad policy exclusions, we do not currently maintain a liability insurance policy for the benefit of our directors, but we may attempt to acquire such insurance in the future. We believe that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors has resulted in a growing reluctance on the part of capable persons to serve as members of boards of directors of companies, particularly of companies which are or intend to become public companies.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of September 30, 2005, and as adjusted to reflect the sale of the Shares of Common Stock offered by this Prospectus, of (i) each person known by us to beneficially own 5% or more of the Shares of outstanding common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as otherwise indicated, all Shares are beneficially owned, and investment and voting power is held by, the persons named as owners.

                                       Amount and Nature of      Percentage Ownership of    Percentage Ownership of
          Name and Address of              Common Stock               Common Stock                Common Stock
            Beneficial Owner            Beneficially Owned         Before Offering(1)            After Offering
       --------------------------    -------------------------------------------------------------------------------------

     Stephanie Passalaqua                      450,000                    4.2%                        3.8%
     8744 Riverside House Path
     Brewerton, NY  13029

     Inna Sheveleva                            450,000                    4.2%                        3.8%
     4055 Wetzel Road
     Liverpool, NY 13088

     Probst Capital, LLC                    2,700,000(2)                  25.0                        22.9
     115 Perimeter Ctr. Pl.
     Suite 170
     Atlanta, GA 30346

     Mary Passalaqua                        2,500,000                     23.1%                      21.1%
     106 Glenwood Drive South
     Liverpool, NY  13090

     Joan Fortman                           2,700,000                     25.0                       22.9%
     7417 Herstone Green Drive
     Charlotte, NC 28277

     Olde Monmouth Stock Transfer              500,000                    5.0%                        4.2%
     Co.
     200 Memorial Parkway
     Atlantic Highlands, NJ  07716
     All Officers and Directors                 900,000                   8.3%                        7.6%
     As a Group (2 persons)
     --------------------------------------------------------------------------------------------------------------------

          (1) Applicable percentage ownership is based on 10,800,000 shares outstanding as of September 30, 2005. There are no options, warrants, rights, conversion privilege or similar right to acquire the common stock of the Company outstanding as of September 30, 2005.

         (2) Probst Capital, LLC is a Georgia limited liability company and it is beneficially owned by Richard W. Jones, a partner with the law firm of Buker, Jones & Haley, P.C., which serves as counsel to the Company.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

Any of our directors or officers;
Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; Any of our promoters; Any relative or spouse of any of the foregoing persons who has the same house as such person.


                              PLAN OF DISTRIBUTION

ARBITRARY DETERMINATION OF OFFERING PRICE

We have determined the initial offering price of the Shares arbitrarily. Among the factors we considered were the capital required to implement our business plan, our current financial condition and financial requirements, estimates of our business potential and prospects, and the fact that we are a development stage company.

LIMITED STATE REGISTRATION

We will qualify or register the sales of the Shares in a limited number of states. We will not accept subscriptions from investors resident in states in which we do not intend to qualify or register.

TERMS OF SALE OF THE SHARES

We are offering the Shares through our officers and directors. No sales commissions will be paid to any of our officers or directors. Prospective investors must purchase the Shares in increments of 100 Shares. We have the right to accept or reject any subscription for Shares offered hereby, in whole or in part, for any reason or for no reason. The offering will remain open until June 1, 2006, unless we decide to cease selling efforts at any time prior to such date. In addition, we may extend the offering until September 1, 2006, one year from the date of this prospectus. We will reimburse our officers and directors for expenses incurred in connection with the offer and sale of the Shares. Our officers and directors are relying on Rule 3a4-1 of the Exchange Act as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of the Shares. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, an officer or director must (1) not be subject to a statutory disqualification; (2) not be compensated in connection with such selling participation by payment of commissions or other remuneration based either directly or indirectly on such transactions; (3) not be an associated person of a broker-dealer; and (4) (i) restrict participation to transactions involving offers and sale of the Shares, and (ii) perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months, and (iii) restrict participation to written communications or responses to inquiries of potential purchasers. Our officers and directors intend to comply with the guidelines enumerated in Rule 3a4-1.


                          DESCRIPTION OF CAPITAL STOCK

CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 Shares of common stock, par value $.001 per Share.

COMMON STOCK

General. We have 100,000,000 authorized Shares of common stock, par value $.001 per Share, 10,800,000 of which are issued and outstanding prior to this offering. All Shares of common stock currently outstanding are validly issued, fully paid and non-assessable, and all Shares which are the subject of this prospectus, when issued and paid for pursuant to this offering, will be validly issued, fully paid and non-assessable.

Voting Rights. Each Share of our common stock entitles the holder thereof to one vote, either in person or by proxy, at meetings of stockholders. Our Board of Directors is elected annually at each annual meeting of the stockholders. See "Principal Stockholders" and "Risk Factors".

Dividend Policy. All Shares of common stock are entitled to participate ratably in dividends when, as and if declared by our Board of Directors out of the funds legally available therefor. Any such dividends may be paid in cash, property or additional Shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on the Shares of common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, our operating and financial condition, our capital requirements, general business conditions and other pertinent facts. There can be no assurance that any dividends on the common stock will ever be paid.

Miscellaneous Rights and Provisions. Holders of common stock have no preemptive or other subscriptions rights, conversion rights, redemption or sinking fund provisions. In the event of the liquidation or dissolution, whether voluntary or involuntary, of the Company, each Share of common stock is entitled to Share ratably in any assets available for distribution to holders of the equity of the Company after satisfaction of all liabilities.

Shares Eligible for future Sale. Upon completion of this offering, we will have 11,800,000 Shares of common stock outstanding if the maximum number of Shares offered hereby are sold. Of these Shares, the Shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, except for any Shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company), which will be subject to the limitations of Rule 144 adopted under the Securities Act. All of the remaining Shares are deemed to be "restricted securities", as that term is defined under Rule 144 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, commencing 90 days after the date of this prospectus, a person, including an affiliate of the Company (or persons whose Shares are aggregated), who has owned restricted Shares of common stock beneficially for at least one year is entitled to sell, within any three-month period, a number of Shares that does not exceed the greater of 1% of the total number of outstanding Shares of the same class or the average weekly trading volume of our common stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 are also subject to certain other conditions, including sale provisions, notice requirements and the availability of current public information. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned Shares of common stock for at least one year is entitled to sell such Shares under Rule 144 without regard to any of the limitations described above.

Approximately 9,625,000 shares of our common stock presently outstanding have been held at least one year, and therefore those shares will be eligible for sale under Rule 144 immediately following the completion of the offering. The sale of a substantial number of these restricted Shares in the public market could adversely affect prevailing market prices following the offering.

No predictions can be made as to the effect, if any, that sales of Shares under Rule 144 or otherwise or the availability of Shares for sale will have on the market, if any, prevailing from time to time. Sales of substantial amounts of the common stock pursuant to Rule 144 or otherwise may adversely affect the market price of the common stock offered hereby.

STOCK OPTION GRANTS

To date we have not granted any stock options.

REGISTRATION RIGHTS

As of the date of this registration statement we have not granted registration rights to any of our shareholders.

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 14 holders of our outstanding shares of common stock. The Company currently only has one class of common stock outstanding.

                        CERTAIN PROVISIONS IN THE BY LAWS

Our articles of incorporation allow us to indemnify our offices and directors to the maximum extent allowed under Georgia law. This includes indemnification for liability which could arise under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant under these provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     EXPERTS

Our financial statements as of December 31, 2003, and December 31, 2004, appearing in this prospectus and registration statement have been audited by Robison, Hill & Co., Certified Public Accountants and independent auditors, as set forth in their report thereon, appearing elsewhere in this prospectus and in this registration statement, and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

The validity of the Shares offered hereby will be passed upon for us by Buker, Jones & Haley, a professional corporation located in Atlanta, Georgia. Richard
W. Jones is a Shareholder in Buker, Jones & Haley, and he is the owner of Probst Capital, LLC, a major Shareholder in the Company. (See "Principal Stockholders".)

                               FURTHER INFORMATION

You should rely only on the information in this prospectus or any supplement hereto. We have not authorized anyone else to provide you with different information. Offers of the securities are being made only in states where the offers are permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

This prospectus is part of a Registration Statement on Form SB-2 that has been filed with the SEC. It does not include all of the information that is in the registration statement and the additional documents filed as exhibits with it. For more detailed information, you should read the exhibits themselves.

                             ACTION INDUSTRIES, INC
                          (A Development Stage Company)

                                       -:-

                          INDEPENDENT AUDITOR'S REPORT

                           DECEMBER 31, 2004 AND 2003

                                    CONTENTS


                                                                                                          Page

Independent Auditor's Report...............................................................................F - 1

Balance Sheets
  December 31, 2004 and 2003...............................................................................F - 3

Statements of Operations for the years ended
 December 31, 2004 and 2003 and the cumulative period from
 September 10, 2003 (inception of development stage) to December 31, 2004 .................................F - 4

Statement of Stockholders' Equity
 Since September 10, 2003 (inception of development stage) to December 31, 2004............................F - 5

Statements of Cash Flows for the year ended
 December 31,2004 and 2003 and the cumulative period from
 September 10, 2003 (inception of development stage) to December 31, 2004..................................F - 6

Notes to Financial Statements..............................................................................F - 7

                          INDEPENDENT AUDITOR'S REPORT



Action Industries, Inc.
(A Development Stage Company)

         We have audited the accompanying balance sheets of Action Industries, Inc. (a development stage company) as of December 31, 2004 and 2003, and the related statements of operations and cash flows for the years ended December 31, 2004 and 2003 and the cumulative since September 10, 2003 to December 31, 2004 and the statement of stockholders' equity for the period December 4, 1995 (Inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Action Industries, Inc. (A development stage company) as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a deficit in stockholders' equity as of December 31, 2004 that together raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

                                                    Respectfully submitted,


                                                    /s/ Robison, Hill & Co.
                                                    Certified Public Accountants

Salt Lake City, Utah
August 29, 2005

                             ACTION INDUSTRIES, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS

                                                                                         December 31,
                                                                                   2004                 2003
                                                                            ------------------   ------------------
ASSETS:
CURRENT ASSETS
   Cash                                                                     $            2,877   $               50
   Pre-paid Expenses                                                                       900                  900
   Inventory                                                                               478                    -
                                                                            ------------------   ------------------

     Total Current Assets                                                                4,255                  950
                                                                            ------------------   ------------------

PROPERTY AND EQUIPMENT
  Phone Card Machines                                                                    8,100                8,100
  Less Accumulated Depreciation                                                           (675)                   -
                                                                            ------------------   ------------------

     Total Fixed Assets                                                                  7,425                8,100
                                                                            ------------------   ------------------

     TOTAL ASSETS                                                           $           11,680   $            9,050
                                                                            ==================   ==================

LIABILITIES & STOCKHOLDERS' EQUITY:
CURRENT LIABILITIES
   Accounts Payable                                                         $              375   $                -
   Related Party Payable                                                                     -                   50
   Commission Payable                                                                      132                    -
                                                                            ------------------   ------------------

     TOTAL LIABILITIES                                                                     507                   50
                                                                            ------------------   ------------------

STOCKHOLDERS' EQUITY Common Stock, Par value $0.001.
    Authorized 100,000,000 shares, 9,600,000 and 9,000,000
    shares outstanding at December 31, 2004 and 2003                                     9,600                9,000
Paid-In Capital                                                                          5,400                    -
Retained Deficit                                                                             -                    -
Deficit Accumulated During the Development Stage                                        (3,827)                   -
                                                                            ------------------   ------------------

     Total Stockholders' Equity                                                         11,173                9,000
                                                                            ------------------   ------------------

     Total Liabilities and Stockholders' Equity                             $           11,680   $            9,050
                                                                            ==================   ==================

   The accompanying notes are an integral part of these financial statements.

                                              ACTION INDUSTRIES, INC.
                                           (A Development Stage Company)
                                             STATEMENTS OF OPERATIONS

                                                                                                   Cumulative
                                                                                                      Since
                                                                                                  September 10,
                                                                                                      2003
                                                                For the Year Ended                Inception of
                                                                   December 31,                    Development
                                                             2004                 2003                Stage
                                                     --------------------- ------------------- -------------------

Revenues                                             $               1,175 $                 - $             1,175
Costs of Sales                                                         937                   -                 937
                                                     --------------------- ------------------- -------------------

     Gross Profit                                                      238                   -                 238
                                                     --------------------- ------------------- -------------------

Expenses
     General & Administrative                                           15                   -                  15
     Accounting Fees                                                 3,000                   -               3,000
     Depreciation Expense                                              675                                      675
     Outside Services                                                  375                   -                 375
                                                     --------------------- ------------------- -------------------

        Total Operating Expenses                                     4,065                   -               4,065
                                                     --------------------- ------------------- -------------------

Net Income (Loss)                                    $              (3,827)                  - $            (3,827)
                                                     ===================== =================== ===================

Basic & Diluted Loss Per Share                       $                   - $                 -
                                                     ===================== ===================

Weighted Average Shares                                          9,502,466           2,761,644
                                                     ===================== ===================












   The accompanying notes are an integral part of these financial statements.

                             ACTION INDUSTRIES, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                                       Deficit
                                                                                                                     Accumulated
                                                                                                                        Since
                                                                                                                    September 10,
                                                                                                                        2003
                                                                                                                    Inception of
                                                     Common Stock                   Paid-In          Retained        Development
                                              Shares            Par Value           Capital          Deficit            Stage
                                        ------------------- ------------------ ----------------- ---------------- -----------------
Balance at December 31, 2002                              - $                - $               - $              - $               -

September 9, 2003, Stock Issued for
  Pre-paid expense and Equipment                  9,000,000              9,000                 -                -                 -

Net Loss                                                  -                  -                 -                -                 -
                                        ------------------- ------------------ ----------------- ---------------- -----------------

Balance at December 31, 2003                      9,000,000              9,000                 -                -                 -

February 26, 2004, Stock issued for
   cash                                             100,000                100               900                -                 -

March 1, 2004, Stock issued for
    cash                                            500,000                500             4,500                -                 -

Net Loss                                                  -                  -                 -                -            (3,827)
                                        ------------------- ------------------ ----------------- ---------------- -----------------

Balance at December 31, 2004                      9,600,000 $            9,600 $           5,400 $              - $          (3,827)
                                        =================== ================== ================= ================ =================














   The accompanying notes are an integral part of these financial statements.

                             ACTION INDUSTRIES, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                                                      Cumulative
                                                                                                        Since
                                                                                                    September 10,
                                                                                                         2003
                                                                        For the Year Ended           Inception of
                                                                           December 31,              Development
                                                                       2004             2003             Stage
                                                                ------------------ --------------- -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss                                                        $           (3,827)$             - $          (3,827)

Adjustments to Reconcile Net Loss to Net
   Cash Used in Operating Activities:
          Depreciation                                                         675                               675
Change in operating assets and liabilities:
    Decrease (Increase) in Inventory                                          (478)              -              (478)
    Increase (Decrease) in Accounts Payable                                    375               -               375
    Increase (Decrease) in Commission                                          132               -               132
                                                                ------------------ --------------- -----------------

  Net Cash Used in operating activities                                     (3,123)              -            (3,123)
                                                                ------------------ --------------- -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash provided by investing activities                                        -               -                 -
                                                                ------------------ --------------- -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Related Party Payable                                              -              50                50
Repayments of Related Party Payable                                            (50)              -               (50)
Proceeds from Sale of Common Stock                                           6,000               -             6,000
                                                                ------------------ --------------- -----------------
  Net Cash Provided by Financing Activities                                  5,950              50             6,000
                                                                ------------------ --------------- -----------------

Net (Decrease) Increase in
  Cash and Cash Equivalents                                                  2,827              50             2,877
Cash and Cash Equivalents
  at Beginning of Period                                                        50               -                 -
                                                                ------------------ --------------- -----------------
Cash and Cash Equivalents
  at End of Period                                              $            2,877 $            50 $           2,877
                                                                ================== =============== =================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                                      $                - $             - $               -
  Income and Franchise Taxes                                    $                - $             - $               -

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
FINANCING ACTIVITIES: None

   The accompanying notes are an integral part of these financial statements.

                             ACTION INDUSTRIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         This summary of accounting policies for Action Industries, Inc. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Nature of Operations and Going Concern

         The accompanying financial statements have been prepared on the basis of accounting principles applicable to a "going concern", which assume that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

         Several conditions and events cast doubt about the Company's ability to continue as a "going concern". The Company has incurred net losses of approximately $3,800 for the period from December 4, 1995 (inception) to December 31, 2004, has a liquidity problem, and requires additional financing in order to finance its business activities on an ongoing basis. The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained. In the interim, shareholders of the Company have committed to meeting its minimal operating expenses.

         These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a "going concern". While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the "going concern" assumption used in preparing these financial statements, there can be no assurance that these actions will be successful. If the Company were unable to continue as a "going concern", then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used.

Organization and Basis of Presentation

         The Company was originally incorporated under the laws of the State of Georgia on December 4, 1995. The Company ceased all operating activities during the period from December 4, 1995 to September 9, 2003. Since September 10, 2003 the Company has been in the development stage, and has not commenced planned principal operations. The Company has a December 31 year end.

                             ACTION INDUSTRIES, INC
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Nature of Business

         The Company is primarily in the business of providing prepaid long distance calling cards and other telecommunications products.

 Concentration of Credit Risk

         The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

Cash and Cash Equivalents

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Inventories

         The company values its inventory at a lower of cost or market under first-in, first-out (FIFO) method.

Pervasiveness of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Loss per Share

         Basic loss per share has been computed by dividing the loss for the year applicable to the common stockholders by the weighted average number of common shares outstanding during the years. There were no common equivalent shares outstanding at December 31, 2004 and 2003.

                             ACTION INDUSTRIES, INC
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Income Taxes

         The Company accounts for income taxes under the provisions of SFAS No.109, "Accounting for Income Taxes." SFAS No.109 requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets and liabilities.

Revenue Recognition

         Revenue is recognized as services are performed or as products are delivered.

Fixed Assets

         Fixed assets are stated at cost. Deprecation expense for the years ended December 31, 2004 and 2003 was $675 and $0. Depreciation and amortization are computed using the straight-line method over the estimated economic useful lives of the related assets as follows:


                     Asset                              Rate
------------------------------------------------  -----------------

Phone card Machines                                    7 years

         Maintenance and repairs are charged to operations; betterments are capitalized. The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any resulting gain or loss is credited or charged to income.

         Phone card machines were not put into use until the Company commenced planned principal operations resulting in deprecation expense beginning June 10, 2004.

Reclassification

         Certain   reclassifications  have  been  made  in  the  2003  financial statements to conform with the December 31, 2004 presentation.

                             ACTION INDUSTRIES, INC
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2 - INCOME TAXES

         The Company has a net operating loss for income taxes. Due to the regulatory limitations in utilizing the loss, it is uncertain whether the Company will be able to realize a benefit from these losses. Therefore, a deferred tax asset has not been recorded. There are no significant tax differences requiring deferral.

NOTE 3 - DEVELOPMENT STAGE COMPANY

         The Company has not begun principal operations and as is common with a development stage company, the Company will have recurring losses during its development stage. The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplated the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. In the interim, shareholders of the Company have committed to meeting its minimal operating expenses.

NOTE 4 - COMMITMENTS & CONTINGENCIES

         As of December 31, 2004, all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 5 - RELATED PARTY PAYABLE

         Officers of the Company have advanced the Company money in order to pay general and administrative expenses. As of December 31, 2004 and 2003, the Company owed $0 and $50, respectively, relating to this notes.

NOTE 6 - COMMON STOCK TRANSACTIONS

         On September 9, 2003, the Company issued 9,000,000 shares of common stock in exchange for phone equipment valued at $8,100 and prepaid expenses valued at $900.

         On February 26, 2004, the Company issued 100,000 shares of common stock for cash at $0.01 per share.

                             ACTION INDUSTRIES, INC
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 6 - COMMON STOCK TRANSACTIONS (Continued)

         On March 1, 2004, the Company issued 500,000 shares of common stock for cash at $0.01 per share.

                             ACTION INDUSTRIES, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS
                                   (Unaudited)

                                                                       September 30,       December 31,
                                                                           2005                2004
                                                                     -----------------  ------------------
Assets:
   Cash and Cash Equivalents                                         $           6,766  $            2,877
   Pre-paid Expenses                                                               900                 900
   Inventory                                                                     1,174                 478
                                                                     -----------------  ------------------

      Total Current Assets                                                       8,840               4,255
                                                                     -----------------  ------------------

Property and Equipment:
   Phone Card Machines                                                           8,100               8,100
   Less Accumulated Depreciation                                                (1,543)               (675)
                                                                     -----------------  ------------------

      Net Property and Equipment                                                 6,557               7,425
                                                                     -----------------  ------------------

      Total Assets                                                   $          15,397  $           11,680
                                                                     =================  ==================

Liabilities:
   Accounts Payable                                                  $             431  $              375
   Commission Payable                                                              132                 132
                                                                     -----------------  ------------------

      Total Liabilities                                                            563                 507
                                                                     -----------------  ------------------

Stockholders' Equity:
  Common Stock, Par value $0.001, Authorized
    100,000,000 shares, Issued 10,800,000 and 9,600,000
    at September 30, 2005 and December 31, 2004                                 10,800               9,600
  Paid-In Capital                                                               12,150               5,400
  Retained Deficit                                                                   -                   -
  Deficit Accumulated During the Development Stage                              (8,116)             (3,827)
                                                                     -----------------  ------------------

     Total Stockholders' Equity                                                 14,834              11,173
                                                                     -----------------  ------------------

       Total Liabilities and Stockholders' Equity                    $          15,397  $           11,680
                                                                     =================  ==================






   The accompanying notes are an integral part of these financial statements.

                             ACTION INDUSTIRES, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                                                            Cumulative
                                                                                                               Since
                                                                                                           September 10,
                                                                                                               2003
                                      For the Three Months Ended          For the Nine Months Ended        Inception of
                                             September 30,                      September 30,               Development
                                   ---------------------------------  ----------------------------------
                                         2005             2004              2005             2004              Stage
                                   ---------------- ----------------  ---------------- ----------------- -----------------
Revenues                           $            640 $            955  $            640 $           1,015 $           1,815
Costs of Operations                             464              667               464               844             1,401
                                   ---------------- ----------------  ---------------- ----------------- -----------------

    Gross Profits                               176              288               176               171               414
                                   ---------------- ----------------  ---------------- ----------------- -----------------

Expenses
General and Administrative                      165                -               297                 -               312
Accounting Fees                                   -                -                 -             3,000             3,000
Consulting Fees                                   -                -               450                 -               450
Depreciation Expense                            289              289               868               386             1,543
Outside Services                                  -                -             2,850               375             3,225
                                   ---------------- ----------------  ---------------- ----------------- -----------------

   Total Operating Expenses                     454              289             4,465             3,761             8,530
                                   ---------------- ----------------  ---------------- ----------------- -----------------

    Net Income (Loss)              $           (278)$             (1) $         (4,289)$          (3,590)$          (8,116)
                                   ================ ================  ================ ================= =================

Loss per Share, Basic &
Diluted                            $              - $              -  $              - $               -
                                   ================ ================  ================ =================

Weighted Average Shares
Outstanding                              10,227,285        9,649,390        10,227,285         9,649,390
                                   ================ ================  ================ =================









   The accompanying notes are an integral part of these financial statements.

                             ACTION INDUSTRIES, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                                                                     Cumulative
                                                                                                       Since
                                                                                                   September 10,
                                                                                                        2003
                                                                  For the Nine Months Ended         Inception of
                                                                        September 30,               Development
                                                             -----------------------------------
                                                                   2005               2004             Stage
                                                             -----------------  ---------------- ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss for the Period                                      $          (4,289) $         (3,590)$           (8,116)
Adjustments to reconcile net loss to net cash
  provided by operating activities:
     Depreciation and Amortization                                         868               386              1,543
     Common Stock Issued for Services                                      450                 -                450
Changes in Operating Assets and Liabilities
     Decrease (Increase) in Inventory                                     (696)             (571)            (1,174)
     Increase (Decrease) in Accounts Payable                                56               375                431
     Increase (Decrease) in Commission Payable                               -               221                132
                                                             -----------------  ---------------- ------------------
Net Cash Used in Operating Activities                                   (3,611)           (3,179)            (6,734)
                                                             -----------------  ---------------- ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of Property and Equipment                                      -                 -                  -
                                                             -----------------  ---------------- ------------------
Net cash provided by Investing Activities                                    -                 -                  -
                                                             -----------------  ---------------- ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from Related Party Payalbe                                     -                 -                 50
     Repayments of Related Party Payable                                     -               (50)               (50)
     Proceeds from Sale of Common Stock                                  7,500             6,000             13,500
                                                             -----------------  ---------------- ------------------
Net Cash Provided by Financing Activities                                7,500             5,950             13,500
                                                             -----------------  ---------------- ------------------

Net (Decrease) Increase in Cash                                          3,889             2,771              6,766
Cash at Beginning of Period                                              2,877                50                  -
                                                             -----------------  ---------------- ------------------
Cash at End of Period                                        $           6,766  $          2,821 $            6,766
                                                             =================  ================ ==================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                                   $               -  $              - $                -
  Franchise and Income Taxes                                 $               -  $              - $                -


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES:
Stock issued for Services                                    $            450  $               - $              450

   The accompanying notes are an integral part of these financial statements.

                             ACTION INDUSTRIES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         This summary of accounting policies for Action Industries, Inc. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Interim Financial Statements

         The unaudited financial statements as of September 30, 2005 and for the three and nine months then ended, reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the three and nine months. Operating results for interim periods are not necessarily indicative of the results which can be expected for full years.

Nature of Operations and Going Concern

         The accompanying financial statements have been prepared on the basis of accounting principles applicable to a "going concern", which assume that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

         Several conditions and events cast doubt about the Company's ability to continue as a "going concern". The Company has incurred net losses of approximately $4,300 for the period from December 4, 1995 (inception) to September 30, 2005, has a liquidity problem, and requires additional financing in order to finance its business activities on an ongoing basis. The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained. In the interim, shareholders of the Company have committed to meeting its minimal operating expenses.

         These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a "going concern". While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the "going concern" assumption used in preparing these financial statements, there can be no assurance that these actions will be successful. If the Company were unable to continue as a "going concern", then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used.

                             ACTION INDUSTRIES, INC
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Organization and Basis of Presentation

         The Company was originally incorporated under the laws of the State of Georgia on December 4, 1995. The Company ceased all operating activities during the period from December 4, 1995 to September 9, 2003. Since September 10, 2003 the Company has been in the development stage, and has not commenced planned principal operations. The Company has a December 31 year end.

Nature of Business

         The Company is primarily in the business of providing prepaid long distance calling cards and other telecommunications products.

 Concentration of Credit Risk

         The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

Cash and Cash Equivalents

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Inventories

         The company values its inventory at a lower of cost or market under first-in, first-out (FIFO) method.

Pervasiveness of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             ACTION INDUSTRIES, INC
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Loss per Share

         Basic loss per share has been computed by dividing the loss for the year applicable to the common stockholders by the weighted average number of common shares outstanding during the years. There were no common equivalent shares outstanding at September 30, 2005 and 2004.

Income Taxes

         The Company accounts for income taxes under the provisions of SFAS No.109, "Accounting for Income Taxes." SFAS No.109 requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets and liabilities.

Revenue Recognition

         Revenue is recognized as services are performed or as products are delivered.

Fixed Assets

         Fixed assets are stated at cost. Deprecation expense for the period ended September 30, 2005 and December 31, 2004 was $868 and $675. Depreciation and amortization are computed using the straight-line method over the estimated economic useful lives of the related assets as follows:


                     Asset                              Rate
------------------------------------------------  -----------------

Phone card Machines                                    7 years

         Maintenance and repairs are charged to operations; betterments are capitalized. The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any resulting gain or loss is credited or charged to income.

         Phone card machines were not put into use until the Company commenced planned principal operations resulting in deprecation expense beginning June 10, 2004.

                             ACTION INDUSTRIES, INC
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Reclassification

         Certain   reclassifications  have  been  made  in  the  2004  financial statements to conform with the 2005 presentation.

NOTE 2 - INCOME TAXES

         The Company has a net operating loss for income taxes. Due to the regulatory limitations in utilizing the loss, it is uncertain whether the Company will be able to realize a benefit from these losses. Therefore, a deferred tax asset has not been recorded. There are no significant tax differences requiring deferral.

NOTE 3 - DEVELOPMENT STAGE COMPANY

         The Company has not begun principal operations and as is common with a development stage company, the Company will have recurring losses during its development stage. The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplated the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. In the interim, shareholders of the Company have committed to meeting its minimal operating expenses.

NOTE 4 - COMMITMENTS & CONTINGENCIES

         As of September 30, 2005, all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 5 - COMMON STOCK TRANSACTIONS

         On September 9, 2003, the Company issued 9,000,000 shares of common stock in exchange for phone equipment valued at $8,100 and prepaid expenses valued at $900.

         On February 26, 2004, the Company issued 100,000 shares of common stock for cash at $0.01 per share.

                             ACTION INDUSTRIES, INC
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 5 - COMMON STOCK TRANSACTIONS (Continued)

         On March 1, 2004, the Company issued 500,000 shares of common stock for cash at $0.01 per share.

         On March 9, 2005, the Company issued 100,000 shares of common stock for consulting fees.

         On March 31, 2005, the Company issued 100,000 shares of common stock for cash at $0.01 per share.

         On May 12, 2005, the Company issued 100,000 shares of common stock for cash at $0.01 per share.

         On June 22, 2005, the Company issued 450,000 shares of common stock for cash at $0.01 per share.

         On June 24, 2005, the Company issued 100,000 shares of common stock for cash at $0.01 per share.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Georgia Business Corporation Code permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provision shall eliminate or limit the liability of a director: (A) for any appropriation, in violation of the director' s duties, of any business opportunity of the corporation; (B) for acts or omissions which involve intentional misconduct or a knowing violation of law; (C) for unlawful corporate distributions; or (D) for any transaction from which the director received an improper personal benefit. This provision pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under Georgia corporate law (and not for violation of other laws, such as the federal securities laws). The Company's Articles of Incorporation (the "Articles") provide that no director of the Company shall have any personal liability to the Company or its shareholders for monetary damages for breach of duty of care or other duty as a Director, provided that this Article shall eliminate or limit the liability of a Director only to the maximum extent permitted from time to time by the Georgia Business Corporation Code or any successor law or laws. Thus, the Articles exonerate the Company's directors from monetary liability to the fullest extent permitted by the Georgia Business Corporation Code.

The Company's bylaws also provide for the indemnification of directors, officers, employees or agents of the Company (including heirs, executors, administrators or estate of such person) even if such persons were serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise and such indemnification may be provided to the full extent permitted under the Georgia Business Corporation Code or any successor law or laws of the State of Georgia. If any such indemnification is requested the Board of Directors shall cause a determination to be made (unless a court has ordered the indemnification) in one of the manners prescribed in Section 14-2-855 of said Code or laws as to whether indemnification of the party requesting indemnification is proper in the circumstances, because he has met the applicable standard of conduct set forth in Section 14-2-855 of said Code or laws. Upon any such determination that such indemnification is proper, the Company shall make indemnification payments of liability, cost, payment or expense asserted against, or paid or incurred by, him/her in his/her capacity as such a director, officer, employee or agent to the maximum extent permitted by the Georgia Code. The Company may also in advance of final disposition of an action, suit or proceedings, pay expenses incurred in defense of a lawsuit consistent with the provisions of Section 14-2-853 of said Code or laws.

Notwithstanding any provisions of the Company's Articles and Bylaws to the contrary, the Georgia Business Corporation Code provides that the Company shall not indemnify and advance expenses of a director or officer for any liability incurred in a proceeding in which the director or officer is adjudged liable to the Company or is subjected to injunctive relief in favor of the Company: (1) for any appropriation, in violation of his or her duties, of any business opportunity of the Company; (2) for acts or omissions which involve intentional misconduct or a knowing violation of law; (3) for unlawful corporate distributions; or (4) for any transaction from which the director or officer received an improper personal benefit.

The Company has not purchased insurance for the directors and officers which would provide coverage for their acts as an officer or director of the Company.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the distribution, all of which are to be borne by the Registrant, are as follows:

SEC  Registration Fee . . . . . . . . . . . . . . . .        $       10.70
Blue Sky Fees and Expenses. . . . . . . . . . . . . .        $     2,000.00*
Accounting  Fees  and  Expenses . . . . . . . . . . .        $     8,000.00*
Legal  Fees  and  Expenses. . . . . . . . . . . . . .        $    15,000.00*
Printing  and  Engraving. . . . . . . . . . . . . . .        $     1,000.00*
                                                             ---------------

         Total . . . . . . . . . . . . . . . . . . . .       $    26,010.70
                                                             ==============
---------------

All  the  amounts  noted  above  are  estimates  other  then  the   commission's
registration fee.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 9,000,000 shares of our common stock at a price of $0.001 per share to a total of twelve purchasers in August, 2003. The total amount received from this offering was $9,000.00. These shares were sold on a private basis and no underwriter was involved in the sale and no commissions were paid in connection with the sale.

We completed an offering of 1,200,000 shares of our common stock at a price of $0.01 per shares to a total of seven (7) purchasers in March through June, 2005. The total amount received from the offering was $12,000.00. These shares were sold on a private basis and no commissions were paid in connection with the sale.

Each of the issuances of securities described above was conducted as a private placement and was exempt from the registration requirements of the Securities Act of 1933 pursuant to the provisions of Section 4(2). Each investor was suitable for the purchase of the shares and each was given adequate access to sufficient information to make an informed investment decision.

ITEM 27. EXHIBITS.

         Number      Description
         ----------  ---------------
         3.1      Certificate of Incorporation of the Registrant.**
         3.2      Bylaws of the Registrant.**
         4.1      Specimen Common Stock Certificate*
         5.1 Opinion and Consent of Buker, Jones & Haley, P.C. regarding the legality of the securities being registered.**
         23.1     Consent of Robison Hill & Co., Independent Auditor
         25 Power of Attorney located on the signature page of the Registration Statement.
--------------------------------------------------
*To be filed by amendment.
**Filed as an exhibit in a previous filing.

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Registrant hereby undertakes that it will:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including, but not limited to, any addition or deletion of managing underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Brewerton, New York on the 10th day of February, 2006.

                             ACTION INDUSTRIES, INC.

            By: s/ Stephanie Passalaqua
                   Stephanie Passalaqua
                   President, Principal Executive Officer and Director

            By: s/ Inna Sheveleva
                   Inna Sheveleva, Secretary, Principal Financial and Accounting Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date stated.

          Signatures

          s/  Stephanie Passalaqua                     Dated:  February 10, 2006
          --------------------------------------
          Stephanie Passalaqua
          President, Principal Executive Officer,
          Director and Chairman of the Board


          s/  Inna Sheveleva                           Dated:  February 10, 2006
          --------------------------------------
          Inna Sheveleva
          Secretary, Principal Financial and Accounting
          Officer and Director

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephanie Passalaqua, with full power of substitution, her true and lawful attorney-in-fact and agent to do any and all acts and things in her name and on her behalf in her capacities indicated below which she may deem necessary or advisable to enable Action Industries, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for her in her name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities

          Signatures


s/  Stephanie Passalaqua       President, Principal Executive Officer, Director
----------------------------
Stephanie Passalaqua           and Chairman of the Board


s/  Inna Sheveleva             Secretary, Principal Financial and Accounting
----------------------------
Inna Sheveleva                 Officer and Director